EXHIBIT 99.1

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
                   RYDER SYSTEM, INC. EMPLOYEE SAVINGS PLAN A
           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1997

                                               NUMBER OF
                                             SHARES, UNITS
                                             OR PRINCIPAL                            MARKET
                 ISSUER                         AMOUNTS             COST             VALUE
-----------------------------------          -------------    -------------       -----------
Ryder System, Inc. Common Stock Fund           1,246,810      $  11,682,070        12,480,570
Fidelity Short-Term Interest Fund              4,801,205          4,801,205         4,801,205
Fidelity U.S. Equity-Income Fund                 307,536         15,356,989        16,117,961
Putnam Voyager Fund(A)                         1,540,438         18,815,636        29,345,351
Fidelity Contrafund                              228,714         10,695,972        10,664,928
Fidelity Diversified International Fund          353,577          5,972,586         5,703,196
Fidelity Asset Manager Growth                     38,183            726,015           705,618
Fidelity Asset Manager                            20,686            379,652           379,591
Fidelity Asset Manager Income                     17,035            207,777           207,491
Fidelity U.S. Bond Index Fund                      4,369             46,728            47,147
Spartan U.S. Equity Index Fund                    15,368            521,786           537,567
Fidelity Emerging Growth Fund                      7,733            214,843           183,656
Fidelity Growth Company Fund                       5,022            236,996           217,553
Participant Loans                              9,969,129          9,969,129         9,969,129
                                                              -------------       -----------
                                                              $  79,627,384        91,360,963
                                                              =============       ===========

                                                                                                    NUMBER OF
                                                                                                   SHARE,UNITS
                                                                                                   OR PRINCIPAL           CONTRACT
                                      INVESTMENT CONTRACTS:                                           AMOUNTS              VALUE
------------------------------------------------------------------------------------------------   ------------         -----------
Aetna Life Insurance Co.                   014162                      7.85%             3/31/98     2,848,524          $ 2,848,524
AIG Financial Products Corp.               163083                      6.48%             1/15/98     1,793,714            1,793,714
AIG Life Insurance Co.                     GIC-898                     7.08%             6/30/98       746,950              746,950
Allstate Life Insurance Co.                6006                        6.87%             4/02/01     1,319,909            1,319,909
Continental Assurance Co.                  GP-12917                    5.17%             3/31/99     1,300,123            1,300,123
Continental Assurance Co.                  GP-24037-006                6.04%            12/31/99     1,060,803            1,060,803
John Hancock Mutual Life Insurance Co.     7747                        8.02%             9/30/98     2,103,932            2,103,932
John Hancock Mutual Life Insurance Co.     8613                        7.21%            10/02/00     1,170,696            1,170,696
John Hancock Mutual Life Insurance Co.     9063                        7.33%            12/31/98       171,639              171,639
John Hancock Mutual Life Insurance Co.     62                          5.83%            11/03/98        46,144               46,144
LaSalle National Bank                      LaSalle Pool                5.74%             1/05/98       498,082              498,082
Life of Virginia                           GS-2736                     4.89%            12/31/98       754,776              754,776
Lincoln National Corp.                     GA-9591                     5.00%             6/30/98       860,694              860,694
MBIA                                       MBIA/CNA 24000              6.04%             6/30/99       920,670              920,670
Metropolitan Life                          GAC 24757                   6.42%            12/31/99     1,510,354            1,510,354
New York Life                              GA30317                     6.29%             6/30/98     1,091,562            1,091,562
New York Life                              GA30317002                  6.44%             5/14/98     1,710,806            1,710,806
Pacific Life Insurance Co.                 G-26167.01                  6.05%             1/21/98       542,809              542,809
Peoples Security Life                      BDA00532FR-00               5.52%            12/31/98     1,678,842            1,678,842
Peoples Security Life                      BDA00626FR-00               7.03%             9/30/98     1,599,373            1,599,373
Peoples Security Life                      BDA00367TR-02               6.16%             1/15/98     1,757,420            1,757,420
Principal Mutual                           42112901                    5.95%             6/30/98       936,849              936,849
Principal Mutual                           42112902                    7.05%             6/30/98     1,377,173            1,377,173
Provident Life & Accident Co.              627-05400-01A               6.35%             3/31/98     1,259,015            1,259,015
Prudential Insurance Co. of America        007819 211                  5.77%             7/31/98     2,834,277            2,834,277
Transamerica Life Insurance and Annuity Co.76710                       6.38%             1/26/98     1,429,425            1,429,425
Transamerica Occidental Life Insurance Co. 51214                       7.10%             3/31/98     2,615,361            2,615,361
Union Bank of Switzerland                  2340                        6.40%             1/06/98     1,796,499            1,796,499
                                                                                                    ----------          -----------
                                                                                                    37,736,421          $37,736,421
                                                                                                    ==========          ===========
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